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                                                                    Exhibit 3.12




                         CHECKER MOTORS CORPORATION
                                   BY-LAWS


                                  OFFICERS

            1. The principal office shall be at 117 Main Street, in the Borough of Flemington, Hunterdon County, New Jersey. The Agent in Charge of said office, upon whom process against the Corporation may be served, is Edwin
K. Large, Jr.


                                    SEAL

            2. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New Jersey."


                            STOCKHOLDERS' MEETING

            3. All meetings of the stockholders shall be held at any place within the United States, as may be specified by the Board of Directors.

            4. The annual meeting of stockholder shall be held each year at such date and time as may be specified by the Board of Directors.

            5. The holders of a majority of the stock issued and outstanding, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these

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By-Laws.  If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

            6. At each meeting of the stockholders every stockholder entitled to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney and delivered to the inspectors at the meeting, and he shall have one vote for each share of stock registered in his name at the time of the closing of the transfer books for said meeting, or on the record date fixed by the directors pursuant to the provisions of section 41 hereof, as the case may be. In case the transfer books have not been closed, and no date has been fixed as a record date for the determination of the stockholders entitled to vote, no share of stock shall be voted on at any election which has been transferred on the books of the Corporation within twenty days preceding such election. The vote for directors, and, upon demand of any stockholder authorized to vote, the vote upon any question before the meeting, shall be by ballot. At all elections of directors, each stockholder entitled to vote shall be entitled to as many votes as shall equal the


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number of his shares of stock multiplied by the number of directors or be elected, and he may cast all of said votes for a single director or may distribute them among the number to be voted for or any two or more of them as he may see fit. All elections shall be had and all questions decided by a plurality vote.

            7. Written notice of the annual meeting shall be mailed to each stockholder authorized to vote, at such address as appears on the stock book of the Corporation, at least ten days prior to the meeting.

            8. Each election shall be conducted by two inspectors, who may or may not be a stockholders, appointed by the presiding officer of the meeting. The inspectors shall be sworn to the faithful performance of their duties and shall in writing certify to the returns. No person who is a candidate for the office of director shall be an inspector.

            9. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list, which may consist of cards arranged alphabetically, of the stockholders entitled to vote at any stockholders' meeting or any adjournment thereof, which shall be arranged alphabetically within each class, series, or group of stockholders maintained by the Corporation for convenience of reference, with the address of, and the number of shares held by, each stockholder, and be produced at the time and place of the meeting, be subject to the inspection of any stockholder during the whole time of the meeting and be prima facie evidence as to who are

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the stockholders entitled to examine such list or to vote at the meeting.

            10. Special meetings of the stockholders for any purpose or purposes, other than those regulated by statute, may be called by the Chairman of the Board, President or in his absence the Vice President, and shall be called by the President or Secretary at the request in writing a majority of the Board of Directors, or at the request in writing by stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting.

            11. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto.

            12. Written notice of a special meeting of stockholders stating the time and place and object thereof, shall be mailed, postage prepaid, at least ten days before such meeting, to each stockholder at such address as appears on the books of the Corporation.

                                  DIRECTORS

            13. The property and business of this Corporation shall be managed by its Board of Directors, which shall consist of four (4) members. The directors, except as otherwise provided in the Amended Certificate of Incorporation or the By-Laws of this Corporation, shall be elected by the stockholders eligible to vote at the annual meeting of the stockholders of this Corporation, to

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serve for terms provided for in the Amended Certificate of Incorporation as amended at the annual meeting of the stockholders held July 16, 1941, and until their successors shall be elected and shall qualify. The Board of Directors is authorized, by the vote of a majority of the entire number of directors, to fill any vacancies created by any increase in the number of directors.


            14. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation at such places as they may from time to time determine.

            In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation, or by these By-Laws directed or required to be exercised or done by the stockholders.

            15. Without prejudice tot he general powers conferred by the last preceding clause, and the other powers conferred by statute by the Certificate of Incorporation and by these By-Laws, it is hereby expressly declared that the Board of Directors shall have the following powers, that it to say:

            1. From time to time make and change the rules and regulations, not inconsistent with these By-Laws, for the management of the Corporation's business and affairs;

            2. To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such

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                  price or consideration and generally on such terms and
                  conditions as they think fit;

            3. At their discretion to pay for any property or rights acquired by the Corporation either wholly or partly in money, stocks, bonds, debentures, or other securities of the Corporation;

            4. To create, make, and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same;

            5. To appoint and at their discretion remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as they think fit, and to determine their duties, and fix, and from time to time change their salaries or emoluments, and to require security in such instances and in such amounts as they think fit;

            6. To confer by resolution upon any appointed officer of the Corporation the power to choose, remove or suspend such subordinate officers, agents or servants;

            7. To appoint any person or corporation to accept and hold in trust for the Corporation, or in which it is interested. or for any other purpose, and to execute and do all such deeds and things as may be requisite in relation to any such trust;

            8. To determine who shall be authorized on the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents;

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            9.    To delegate any of the powers of the Board in the course of the current business of the Corporation to any standing or special committee, or to any officer or agent, and to appoint any person to be the agents of the Corporation with such powers (including the power to subdelegate) and upon such terms as they think fit.


                            MEETINGS OF THE BOARD

            16. The newly elected board may meet at such place and time as shall be fixed by the vote of the stockholders at the annual meeting, for the purpose of organization and otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided, a majority of the whole Board shall be present; or such place and time may be fixed by the consent in writing of all the directors.

            17. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

            18. At all meetings of the Board the presence of a majority of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation, or by these By-Laws.

            19. Special meetings of the Board of Directors may be called by the Chairman of the Board, President, or the Vice

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President acting in the absence of the President, or the Secretary, on two (2)
days' written notice sent by mail or telegraph to each of the directors, or upon one (1) day's written notice served personally on each of the directors; special meetings shall be called by the President, or the Vice President acting in the absence of the President, or the Secretary, in like manner and on like notice on the written request of two (2) directors.


                                  OFFICERS

            20. The officers of the Corporation shall consist of a Chairman of the Board of Directors, a President, one or more Vice Presidents, Secretary and Treasurer, and such Assistant Secretaries or Assistant Treasurers as the Board of Directors, of the Executive committee, may elect or appoint. The Board of Directors or Executive committee may appoint other subordinate officers, agents and employees as shall seem necessary who shall perform such duties as from time to time shall be prescribed by the Board of Directors or the Executive Committee, the Chairman of the Board or the President. One person may hold the office of Secretary and Treasurer, or Vice President and Secretary, or Vice President and Treasurer, or Chairman of the Board of Directors and President, but one person shall not hold the office of President, Secretary and Treasurer.

            21. The Board of Directors, immediately after each annual meeting of stockholders shall elect by ballot a Chairman of the Board, and President from their own number and the Board shall


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also annually elect a Secretary, Treasurer and one or more Vice Presidents who need not be members of the Board, and a majority of the whole number of directors shall be necessary for the election of each of said officers.

            22. The Board may appoint such other officers and agents as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

            23. The salaries of all officers and general agents of the Corporation shall be fixed by the Board of Directors.

            24. The officers of the Corporation shall hold office for one year and until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.


                             EXECUTIVE COMMITTEE

            25. There may be an executive committee of two directors or more appointed by the Board, who may meet at stated times, or on notice to all by any of their own number, during the intervals between the meetings of the Board; they shall advise with and aid the officers of the Corporation in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board may delegate to such committee authority to exercise all the powers

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of the Board in the current and ordinary business of the Corporation while the
Board is not in session. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

            26. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.


                          COMPENSATION OF DIRECTORS

            27. Directors by resolution of the Board may receive either a stated fee for their services plus expenses of attendance, or a fixed sum and expenses of attendance for attendance at each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any Directors from serving the Corporation in any other capacity and receiving compensation therefor.

            28. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                   THE CHAIRMAN OF THE BOARD AND PRESIDENT

            29. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The President, in the absence of the Chairman of the Board, shall preside at meetings of the stockholders and of the Board of Directors. The Board of Directors shall designate either the Chairman of the Board or the President as chief executive officer

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of the Corporation shall have general and active management of the business of the Corporation; he shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the chief executive officer, to any other officer or officers of the Corporation.

            The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of the Secretary or the Treasurer.
He or the Vice President shall sign certificates of stock.

            During such time as the Chairman of the Board or the President, as the case may be, is not the chief executive officer, he shall have such authority and perform such duties as the directors may determine. In case of the absence or disability of the chief executive officer or when circumstances prevent the chief executive officer from acting, the President (if the Chairman of the Board is the chief executive officer) or the Chairman of the Board (if the President is the chief officer) shall perform the duties of the Chief executive officer.

            30. The chief executive officer shall be ex officio a member of all standing committees.

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                               VICE PRESIDENT

            31. The Vice President designated by the Board of Directors shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and such Vice President and any other Vice Presidents elected or appointed by the Board of Directors shall perform such other duties as shall from time to time be imposed upon him by the Board.

            32. When required by the Board, the Secretary shall attend sessions of the Board and meetings of the stockholders and act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for the purpose; and shall perform like duties for the standing committees when required. He shall give or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall be sworn to the faithful discharge of his duty.


                                THE TREASURER

            33. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys, and other valuable effects, in the name and to the credit of the Corporation, in such depositaries as may be designated by the Board of Directors.

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            34.  He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

            35. He shall, if required by the Board of Directors, give the Corporation a bond in a sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.


                                  VACANCIES

            36. If the office of any Director, or of the Chairman of the Board, President, Vice President, Secretary or Treasurer or other officer or agent, one or more, becomes vacant, by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Directors then in office, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.


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                             OFFICERS MAY RESIGN

            37. Any Director or other officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.


                     DUTIES OF OFFICERS MAY BE DELEGATED

            38. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer, or to any Director, for the time being; provided, a majority of the entire Board concur therein.


                            CERTIFICATES OF STOCK

            39. The certificates of stock of the Corporation shall be numbered and registered as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the President or Vice President and Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary and shall bear the Corporate Seal.


                             TRANSFERS OF STOCK

            40. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by

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attorney, lawfully constituted in writing, and upon surrender of such certificate.

            41. The Board of Directors may close the transfer books in their discretion for a period not exceeding sixty days preceding any meeting, annual or special, of the stockholders, or the day appointed for the payment of a dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and vote at such meeting, or to receive payment of such dividend, or allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

            42. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in

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fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of New Jersey.


                              LOST CERTIFICATE

            43. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, upon satisfaction of such requirements as the Board of Directors, in its discretion, may impose on the issue of such new certificate, including a requirement that the alleged owner give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors, in such amount as the Board of Directors may determine.


                             INSPECTION OF BOOKS

            44. The Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may be statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

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                                   CHECKS

            45. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.


                                FISCAL YEARS

            46. The fiscal year shall begin the first day of January in each year.


                                  DIVIDENDS

            47. The Directors shall not be required in January in each year, after reserving over and above its capital stock paid in as a working capital for said Corporation, such sum, if any, as shall have been fixed by the stockholders, to declare a dividend among its stockholders, of the whole of its accumulated profits exceeding the amount so reserved and to pay the same to such stockholders on demand; but the Board of Directors may fix a sum which may be reserved or set aside, over and above the Corporation's capital paid in, as working capital of the Corporation, and from time to time they may increase, diminish and vary the same in their absolute judgment and discretion and may determine whether any, and if any, what part of the accumulated profits shall be declared in dividends and paid to the stockholders, and may direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in.

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                         DIRECTORS' ANNUAL STATEMENT

            48. The Board of Directors shall present at each annual meeting and when called for by the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.


                                   NOTICES

            49. Whenever under the provisions of these By-Laws notice is required to be given to any Director, officer or stockholder, it shall not be construed to mean a personal notice, but such notice may be given in writing by depositing the same in the post office or letter box, in a post-paid sealed wrapper, addressed to such stockholder, officer or Director, at such address as appears on the books of the Corporation, or, in default of other address, to such Director, officer or stockholder at the General Post Office in the City of Jersey City, New Jersey, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

            Any stockholder, Director, or officer may waive any notice required to be given under these By-Laws.


                                 AMENDMENTS

            50. The stockholders, by the affirmative vote of a majority of the stock issues and outstanding, may at any regular meeting or upon notice at any special meeting, alter or amend these By-Laws.

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            51.  The Board of Directors, by affirmative vote of a majority of the whole Board, may alter or amend these By-Laws; provided, however, that if all of the members of the Board are not present at the meeting where the alteration or amendment is proposed, no alteration or amendment shall be made unless the proposed alteration or amendment is adopted at a subsequent regular or special meeting.

                               INTERPRETATION

            52. In these By-Laws, unless there shall be something in the subject or context inconsistent therewith, "office" and "principal office" mean the registered office in the State of New Jersey.

            "Stockholder" means a registered owner of a share or shares of the capital stock.

            "Meeting" includes an election of Directors.

            "Board" and "Board of Directors" mean the Directors of the Corporation for the time being, duly convened in a regular or special meeting.

            Words importing singular numbers include the plural and vice versa; words importing males include females; and words importing natural persons include corporations.